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                                                                  Exhibit 10.4.3

            AMENDMENT NO. TWO TO EMPLOYMENT AGREEMENT


     Amendment No. Two, dated as of March 1, 1995, to Employment Agreement, dated as of March 1, 1994, between NORWALK SAVINGS SOCIETY, a capital stock savings bank organized and existing under the laws of the State of Connecticut with headquarters located in Norwalk, Connecticut (the "Bank"), and MARCUS I. BRAVERMAN of Yorktown Heights, New York ("Executive").

                            RECITALS

     WHEREAS, the Bank and the Executive mutually desire to amend the Employment Agreement, dated as of March 1, 1994 (the
"Agreement").

     NOW THEREFORE, the parties agree as follows:

     1. Section 1 of the Agreement shall be amended to extend the term of employment from March 1, 1995 to March 1, 1997, unless subsequently extended or sooner terminated as provided in the Agreement. All other provisions of the Agreement shall remain in full force and effect, except insofar as they may be modified by a Change of Control Agreement by and between Executive and Bank dated as of February 1, 1995.

     2. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     3. This Amendment No. Two to Employment Agreement shall be construed pursuant to and in accordance with the laws of the State of Connecticut.


     IN WITNESS WHEREOF, the parties have executed this Amendment
No. Two to Employment Agreement on the date first above written.

                         NORWALK SAVINGS SOCIETY


                         By
                           -------------------------------------
                              Chairman of the Board of Directors

                         EXECUTIVE


                         ----------------------------------
                              Marcus I. Braverman